EXHIBIT 1.01
Semtech Corporation
Conflict Minerals Report for the Year Ended December 31, 2025

This Conflict Minerals Report (this “Report”) of Semtech Corporation (“Semtech”) for calendar year 2025 is filed in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Numerous terms in this Report are defined in Rule 13p-1 and in the Specialized Disclosure Report on Form SD and the reader is referred to those sources for such definitions. Unless the context otherwise requires, “Semtech” “we,” “our” and “us” refers to Semtech Corporation and its consolidated subsidiaries.

Semtech has determined that conflict minerals, which are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite and their derivatives, which are limited to tantalum, tin, or tungsten (“Conflict Minerals” or “3TG”), are necessary to the functionality and/or production of many of our manufactured products. We undertook a reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals in our manufactured products. This RCOI was reasonably designed to determine whether any of the conflict minerals in our manufactured products originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) and whether any of the conflict minerals may be from recycled or scrap sources. Semtech also exercised due diligence on the source and chain of custody of the conflict minerals.

This Report is not audited, as Rule 13p-1 and current guidance of the Securities and Exchange Commission (the “SEC”) provide that if the registrant is not declaring products as “DRC Conflict Free,” the Report is not subject to an independent private sector audit.

This Report contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as intentions and expectations regarding further supplier engagement and escalation, steps to mitigate risk and improve due diligence, and future reporting, and our plans, objectives and expectations. Statements containing words such as "may," "believe," "see," "anticipate," "expect," "intend," "plan," "project," "objective," "estimate," "develop," "should," "could," "will," "designed to," "projections," or "outlook," or other similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the risk that information reported to us by our suppliers from which we directly procure finished goods, components, materials and/or services for our products (direct suppliers), or industry information used by us, may be inaccurate or incomplete; the risk that smelters or refiners (processing facilities) may not participate in the Responsible Minerals Assurance Process (“RMAP”) established by the Responsible Minerals Initiative (“RMI”), which is a voluntary initiative in which independent third parties audit processing facilities’ procurement and processing activities and determine if the processing facilities maintain sufficient documentation to reasonably demonstrate conflict-free sourcing. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2026 filed with the SEC on March 23, 2026, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and those set forth under “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved, or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statement that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

Company Overview

Semtech is a leading provider of high-performance semiconductors powering data center networking, Internet of Things (“IoT”) connectivity and cellular infrastructure solutions. We design, develop, manufacture and market a diverse portfolio of products for commercial applications, addressing the global infrastructure, high-end consumer and industrial end markets.

Product Overview

Semtech’s product lines are classified in the following categories: Signal Integrity; Analog Mixed Signal and Wireless; and IoT Systems and Connectivity. The majority of our products contain various metals, including conflict minerals, which originate in mines around the world.

Signal Integrity
We design, develop, manufacture and market a portfolio of optical and copper data communications and video transport products used in a wide variety of infrastructure and industrial applications. Our comprehensive portfolio includes integrated circuits ("ICs") and photonic products for data centers, enterprise networks, passive optical networks ("PON"), and wireless base station optical transceivers. Our high-speed interfaces range from 100Mbps to 1.6Tbps and support key industry standards such as Fiber Channel, InfiniBand, Ethernet, PON and synchronous optical networks. Our video products offer advanced solutions for next-generation high-definition broadcast applications. Our photonic products include gain chips, semiconductor optical amplifiers, distributed feedback lasers for optical transceivers used across data center interconnects and intra-data center interconnects.

Analog Mixed Signal and Wireless
We design, develop, manufacture and market high-performance protection devices, which are often referred to as transient voltage suppressors ("TVS") and specialized sensing products. TVS devices provide protection for electronic systems where voltage spikes (called transients), such as electrostatic discharge, electrical over-stress or secondary lightning surge energy, can permanently damage sensitive ICs. Our portfolio of protection solutions include filter and termination devices that are integrated with the TVS device. Our products provide robust protection while preserving signal integrity in high-speed communications, networking and video interfaces. These products also operate at very low voltage. Our protection products can be found in a broad range of applications including smart-phones, LCD and organic light-emitting diode TVs and displays, set-top boxes, monitors and displays, tablets, computers, notebooks, base stations, routers, automobile and industrial systems. Our unique sensing technology enables proximity sensing, force sensing, and advanced user interface solutions for mobile, consumer, computing and automotive products. We also design, develop, manufacture and market a portfolio of specialized radio frequency products used in a wide variety of industrial, medical and communications applications. Our wireless products, which include our LoRa® devices and wireless radio frequency technology, feature industry-leading and longest-range industrial, scientific and medical radio, enabling a lower total cost of ownership and increased reliability. These features make these products particularly suitable for machine-to-machine and IoT applications. We also design, develop, and market power product devices that control, alter, regulate, and condition the power within electronic systems focused on the LoRa and IoT infrastructure segment. The highest volume product types within this category are switching voltage regulators, combination switching and linear regulators, smart regulators, isolated switches, and wireless charging. Our video products offer advanced solutions for highly differentiated audio video-over-IP technology for professional audio video applications.

IoT Systems and Connectivity
We design, develop, operate and market a comprehensive product portfolio of IoT solutions that enable businesses to connect and manage their devices, collect and analyze data, and improve decision-making. The portfolio includes a wide range of modules, gateways, routers (together "IoT Hardware"), and connected services that are designed to meet the specific needs of different industries and applications. Our modules are available in a variety of form factors and connectivity options, including LTE-M, NB-IoT and 5G, and can be integrated into an array of devices and systems. Our gateways and routers are designed to provide reliable and secure connectivity for IoT devices, while our connected services enable businesses to manage devices and connectivity so businesses can navigate the complex IoT landscape and realize the full potential of connected devices. We also design, develop, operate and market a portfolio of connected services used in a wide variety of industrial, medical and communications applications. Our connected services include wireless connectivity and cloud-based services for customers to deploy, connect, and operate their end applications. Our services have been purpose-built for IoT applications and include features such as SIM and subscription management, device and data management, geolocation support, as well as reporting and alerting that can be configured or tailored to a variety of IoT use cases.

Reasonable Country of Origin Inquiry and Due Diligence Process

Semtech as a purchaser is many steps removed from the mining of the conflict minerals that are necessary to the functionality or production of our semiconductor or IoT hardware products. We do not purchase raw ore or unrefined conflict minerals, and we do no purchasing in the Covered Countries. We relied upon our suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to us, including sources of conflict minerals that are supplied to them from sub-tier suppliers. Our suppliers are expected to provide the conflict minerals sourcing information to us per our Conflict Minerals Policy and the Semtech Policy Regarding Conflict Metals Procured from Conflict Areas.

For this Report, we performed an analysis of our products and product components, and the role that suppliers play throughout our manufacturing and product delivery processes. We defined the scope of our conflict minerals due diligence by identifying and reaching out to our current suppliers that provide components or engage in manufacturing activities that are likely to contain conflict minerals. We adopted the standard Conflict Minerals reporting template (“CMRT”) established by RMI and launched our conflict minerals due diligence communication survey to these suppliers, who are foundries, materials, and turnkey and assembly service suppliers.

We designed our due diligence measures to be in conformity, in all material respects, with the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for gold, tin, tantalum and tungsten (“OECD Framework”).

Summarized below are the design components of our conflict minerals program as they relate to the five-step framework set forth in the OECD Framework:

1. Establish Strong Company Management Systems

•Adopted a Conflict Minerals Policy which provides that Semtech will seek to ensure, to the extent reasonably practicable, that the products within our supply chain are not fabricated, assembled nor manufactured with metals whose origin traces back to any “conflict areas” as identified by the Dodd- Frank Wall Street Reform and Consumer Protection Act of 2010.
•Established internal Conflict Minerals Program team, led by our Quality & Compliance team and supported by a cross-functional team consisting of representatives from Operations, Supply Chain, Legal, Finance and Internal Audit functions.
•Communicated with our direct suppliers and requested that they execute the CMRT annually.
•Required that our suppliers and contract manufacturers implement the Responsible Business Alliance’s (“RBA”) Code of Conduct, which includes an obligation to conduct due diligence regarding Conflict Minerals.
•Incorporated vendor qualification requirements related to conflict minerals in our standard qualification process so that current and future suppliers are obligated to participate in a supply chain survey and related due diligence activities.

•Established a company-wide, third-party managed, grievance mechanism (Ethico), that serves as Semtech’s anonymous procedure for employee submissions of concerns regarding ethical violations or questionable accounting or auditing matters, including concerns with violations of Semtech’s Conflict Minerals Policy.

2. Identify and Assess Risks in Our Supply Chain

•Identified direct suppliers that supply products to Semtech that may contain conflict minerals;
•Conducted a supply-chain survey with direct suppliers using the CMRT to identify the smelters and refiners which contribute refined conflict minerals to Semtech products.
•Compared the smelters and refiners identified by direct suppliers via the supply-chain survey against the list of smelter and refiner facilities which have received an RMAP Conformant designation.
•Assessed each smelter according to red flag indicators defined in the OECD Framework, including: geographic proximity to the Covered Countries, known mineral source country of origin, RMAP audit status, credible evidence of unethical or conflict sourcing, and peer assessments conducted by credible third-party sources.
•Evaluated direct suppliers in the strength of their internal Conflict Minerals programs as reflected in their CMRTs based on four key criteria:
(1)Have you established a conflict minerals sourcing policy?
(2)Have you implemented due diligence measures for conflict-free sourcing?
(3)Do you review due diligence information received from your suppliers against your company’s expectations?
(4)Does your review process include corrective action management?

3. Design and Implement a Strategy to Respond to Identified Risks

•Provided direct suppliers with feedback on responses containing errors, inconsistencies or incomplete information and encouraged them to resubmit a valid response.
•Maintained an escalation plan in the event that we have to address non-responsive suppliers and/or to contact suppliers that provided incomplete or inaccurate supply chain information.
•Requested direct suppliers to remove specific smelters or refiners from their supply chain that we deemed to be high-risk.

4. Support Development and Implementation of Independent Third Party Audits

•Semtech does not have a direct relationship with conflict minerals smelters and refiners, nor do we perform direct audits of these entities. However, we rely upon third parties to coordinate and conduct third-party audits of these facilities. We rely upon the published results of these third-party audits like RMAP to validate the responsible sourcing practices of the smelters and other processing facilities in our supply chain.

5. Report Annually on Supply Chain Due Diligence

•In addition to this Report, further information about our supply chain due diligence is disclosed in the Semtech Policy Regarding Conflict Metals Procured from Conflict Areas and our Conflict Minerals Policy, which are posted on our website at https://www.semtech.com/quality/declarations.
•Reported supply chain smelter information in this Report.

Results of Due Diligence

For the reporting period January 1 to December 31, 2025, following our RCOI and our due diligence process, we have reason to believe that a portion of the conflict minerals used in our products originated from the Covered Countries, but we have not identified any instances in which the sourcing of conflict minerals directly or indirectly financed or benefitted armed groups in the Covered Countries.

As a result of Semtech’s due diligence efforts:
1.Received CMRT survey responses from 153 suppliers, representing 100% of our suppliers that we believe provide components to us, or engage in manufacturing activities for us, that may contain conflict minerals (the “Covered Components/Materials”).
2.Of the 153 responding suppliers, 90% indicated that the products they supply to Semtech do, in fact, constitute Covered Components/Materials.
3.Sixty-six of the responding suppliers represented that the conflict minerals contained in the Covered Components/Materials they supplied to Semtech either:
(a)    did not originate, or are not believed to have originated, from the Covered Countries, or
(b)    originated exclusively from recycled or scrap sources.
4.The remaining 87 responding suppliers represented that the Covered Components/Materials they provided to Semtech may contain conflict minerals that originated or may have originated from the Covered Countries, and that such conflict minerals did not originate exclusively from recycled or scrap sources. Each of these suppliers provided smelter and refinery information as part of their CMRT response.
5.Based on our review, Semtech has determined that 81% (221 of the 274) unique smelters and refineries identified by our responding suppliers as potentially present in our supply chain have been designated as RMAP Conformant by the Responsible Minerals Initiative, indicating that their sourcing practices have been validated through an independent third-party audit.

Risk Mitigation Measures

Semtech is taking or intends to continue to take the following steps to improve its due diligence during the next compliance period to further mitigate the risk that its necessary conflict minerals do not benefit armed groups in the Covered Countries:

•Increase the emphasis on clean and validated smelter and refiner information from our supply chain as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the program.
•Encourage our direct suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such direct suppliers and follow up with direct suppliers that appear to have gaps in their internal processes for conflict minerals.
•Engage with our direct suppliers more closely and provide direct suppliers with more information and training resources regarding responsible sourcing of 3TG.
•Request direct suppliers to remove specific smelters or refiners from their supply chain that we deem to be high-risk.
•Engage any direct suppliers that we have reason to believe are supplying Semtech with 3TG from sources that may be considered red flag sources and encourage them to establish alternative sources of 3TG.
•Encourage our direct suppliers to take these same steps with regard to their suppliers in our supply chain.
•Engage direct suppliers to encourage smelters or refiners in our supply chain, not yet certified by the RMAP or an equivalent independent third-party audit, to undergo smelter audits and verify compliance.

Additional Cautionary Statements

Semtech’s RCOI and due diligence measures are designed to address the inherent limitations of collecting conflict minerals origin and chain-of-custody information as a downstream purchaser operating within a complex, multi-tier international electronics supply chain. Because Semtech does not have a direct contractual relationship with, or operational control over, the smelters and refiners identified by its suppliers, Semtech necessarily relies on the accuracy and completeness of the information provided by its direct suppliers regarding the processing facilities in their supply chains. Semtech cannot independently verify all such information, and material misrepresentations or fraudulent disclosures by third parties may not be detectable even through robust due diligence processes.
Notwithstanding these limitations, Semtech believes that the determinations made in this Report represent a reasonable assessment of the current status of its conflict minerals compliance program, and such limitations do not diminish Semtech’s commitment to responsible sourcing or its ongoing efforts to advance a conflict-free supply chain as industry infrastructure, audit programs, and traceability tools continue to mature.
With respect to the scope of information reported, Semtech requested conflict minerals data from its direct suppliers at the product level. However, a number of suppliers responded at the company or business division level rather than at the individual product level, and were therefore unable to identify with specificity the smelters or refiners associated with components supplied to Semtech. As a result, certain smelters and refiners identified in this Report may not be confirmed as present in Semtech’s supply chain. Semtech continues to engage directly with suppliers that have provided company-level responses to improve the granularity and product-level specificity of future CMRT submissions.

Exhibit A — Smelters and Refineries Identified in Supply Chain Survey
The following is a complete listing of the 274 smelters and refineries identified through our consolidated CMRT supply chain survey for the year ended December 31, 2025. Of these, 221 (81%) carry an RMAP Conformant designation from the Responsible Minerals Initiative.

Metal	CID	Smelter / Refiner Name	Country
Gold	CID000082	ASAHI METALFINE, Inc.	JAPAN
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID000035	Agosi AG	GERMANY
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID002863	Bangalore Refinery	INDIA
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden Ronnskar	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID004010	Coimpa Industrial LTDA	BRAZIL
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000401	Dowa	JAPAN
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	CID004755	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID004506	GG Refinery Ltd.	TANZANIA
Gold	CID000185	Glencore Canada Corporation - CCR Refinery	CANADA
Gold	CID002030	Gold Corporation - The Perth Mint	AUSTRALIA
Gold	CID003641	Gold by Gold Colombia	COLOMBIA
Gold	CID000694	Heimerle + Meule GmbH	GERMANY

Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID004604	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA
Gold	CID004714	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	CID004610	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID002765	Italpreziosi	ITALY
Gold	CID000937	JX Advanced Metals Corporation	JAPAN
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID001078	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID001352	MKS PAMP SA	SWITZERLAND
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID002779	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID002290	SAFINA A.S.	CZECHIA
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002100	Yamakin Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	CID002243	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA
Tantalum	CID001076	AMG Brasil	BRAZIL
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA

Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID004813	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET de Mexico	MEXICO
Tantalum	CID002548	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID004054	PowerX Ltd.	RWANDA
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND
Tantalum	CID002545	TANIOBIS GmbH	GERMANY
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA

Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	CID000292	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	CID002773	Aurubis Beerse	BELGIUM
Tin	CID002774	Aurubis Berango	SPAIN
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CID003524	CRM Synergies	SPAIN
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID000377	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	CID000402	Dowa	JAPAN
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	CID000466	Feinhutte Halsbrucke GmbH	GERMANY
Tin	CID000468	Fenix Metals	POLAND
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID004754	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	CID003387	Luna Smelter, Ltd.	RWANDA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID004434	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tin	CID004065	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE

Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID005189	P Kay Metal, Inc	UNITED STATES OF AMERICA
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CID005067	PT Arsed Indonesia	INDONESIA
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA
Tin	CID000313	PT Premium Tin Indonesia	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	CID002593	PT Rajehan Ariq	INDONESIA
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	CID001758	Soft Metais Ltda.	BRAZIL
Tin	CID002756	Super Ligas	BRAZIL
Tin	CID003474	TRATHO Metal Quimica	BRAZIL
Tin	CID004403	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	CID001898	Thaisarco	THAILAND
Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	CID004724	Woodcross Smelting Company Limited	UGANDA
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID003417	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID004619	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	CID004397	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002543	Masan High-Tech Materials	VIET NAM
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CID004797	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	CID004430	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	CID003993	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA

Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA